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                                                                   EXHIBIT 10.17


EXECUTION COPY


                   DEVELOPMENT SERVICES AND REFERRAL AGREEMENT


        This DEVELOPMENT SERVICES AND REFERRAL AGREEMENT (this "AGREEMENT") is entered into, effective as of January 16, 2002 (the "EFFECTIVE DATE"), by and between Document Sciences Corporation, a Delaware corporation ("DOCUMENT SCIENCES"), and Objectiva Software Solutions, Inc., a California corporation ("OSS").

                                    RECITALS

        A. Document Sciences develops, markets and supports a family of document automation software used in high volume print and transactional electronic publishing applications (the "DOCUMENT SCIENCES SOFTWARE") and is interested in outsourcing a significant portion of the development of the Document Sciences Software to OSS.

        B. OSS provides software development and other services for the creation of document automation software applications and other applications.

        C. OSS desires to provide, and Document Sciences is interested in receiving, such services in accordance with the terms of this Agreement.

        D. OSS also desires to sell the Document Sciences Software to third party end users, subject to the terms and conditions of a reseller agreement to be entered into by the Parties on even date herewith (the "RESELLER AGREEMENT").

        E. Additionally, as a material inducement for OSS to enter into this Agreement and provide the Services for the Fee, Document Sciences is contemplating purchasing an aggregate of 1,217,500 shares of OSS common stock from OSS and certain founding stockholders of OSS, pursuant to a certain Common Stock Purchase Agreement (the "COMMON STOCK PURCHASE AGREEMENT"). The parties agree that they shall in good faith negotiate and enter into the Common Stock Purchase Agreement as soon as reasonably practicable.

        NOW THEREFORE, in consideration of the foregoing and the mutual promises and covenants set forth in this Agreement, and for good and valuable consideration, the parties agree as follows:

        AGREEMENT

        1. DEFINITIONS.

               1.1 "Deliverables" means software, in source and object code, documentation, reports, processes, machines, compositions of matter, improvements, inventions (whether or not protectable under patent laws), works of authorship, information fixed in any tangible medium of expression (whether or not protectable under copyright laws), moral rights, mask works, trademarks, service marks, trade names, trade dress, trade secrets, know-how, ideas (whether or not protectable under trade secret laws), and all other subject matter protectable under patent, copyright, moral right, mask work, trademark, trade secret or other laws, and includes without limitation all new or useful art, combinations, discoveries, formulae, manufacturing techniques,


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technical developments, discoveries, artwork, and designs that OSS, solely or jointly with others, conceives, reduces to practice, creates, derives, develops or makes within the scope of OSS's work for Document Sciences under this Agreement pursuant to a Statement of Work.

               1.2 "Development Tools" means a software product developed pursuant to a Statement of Work or in connection with a Statement of Work that is used to develop a Deliverable.

               1.3 "Document Sciences Background Technology" means any technology and Intellectual Property Rights owned by or licensed to Document Sciences. Document Sciences Background Technology includes any Improvements thereon whether developed by Document Sciences, OSS or jointly by the parties.

               1.4 "Improvement" means any and all enhancements, modifications, derivative works, updates, upgrades, improvements, or related changes to the Document Sciences Background Technology or to the OSS Background Technology, as the case may be, including without limitation derivative works of any copyrighted material, whether developed solely by either party, jointly or jointly with others.

               1.5 "Intellectual Property Rights" means any and all known or hereafter existing (a) rights associated with works of authorship throughout the universe, including without limitation, exclusive exploitation rights, copyrights, moral rights and mask works (including, without limitation, the exclusive right to use, reproduce, modify, distribute, publicly display and publicly perform the copyrighted work), (b) trademark, trade name rights, service marks, trade dress and similar rights, (c) trade secret rights, (d) patents (including, without limitation, the exclusive right to make, use, sell and otherwise commercially exploit), designs, algorithms and other industrial property rights, (e) technical, scientific and other know-how and information,
(f) other intellectual and industrial property and proprietary rights of every kind and nature throughout the universe, whether arising by operation of law, by contract or license, or otherwise, and regardless of whether such rights arise under the laws of the United States, or any other state, country or jurisdiction, and (g) all registrations, applications, renewals, extensions, combinations, divisions or reissues of the foregoing.

               1.6 "OSS Background Technology" means any technology and Intellectual Property Rights owned by or licensed to OSS which are (i) in existence prior to the Effective Date or (ii) developed after the Effective Date and are unrelated to a Statement of Work. OSS Background Technology includes any Improvements to or upon (i) or (ii) above, other than Improvements to (i) or
(ii) above made by Document Sciences and which are owned by Document Sciences as provided in Section 4.2 ("Ownership of Improvements").

               1.7 "Prospective Customer" has the meaning set forth in Section
8.2 ("Prospective Customer Notice").

               1.8 "Qualified Referral" means any Prospective Customer other than Prospective Customers either: (a) who have an existing account with OSS as of the Effective Date; or (b) for whom a license and/or sale has already been initiated by OSS within at least six (6) months before the date the applicable Referral Notice was received by OSS.


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               1.9 "Referral Notice" has the meaning set forth in Section 8.2
("Prospective Customer Notice").

               1.10 "Services" means Software Development Services and other services requested by Document Sciences and provided by OSS pursuant to a Statement of Work.

               1.11 "Software Development Services" means the design, development, maintenance, implementation, support, testing, and documentation services and other services as may be required to create, enhance, improve, modify, update, or upgrade software applications as set forth in a Statement of Work. Documentation services shall include creating, editing, enhancing, improving, modifying, and keeping reasonably current design, specification, testing, and other technical documents in a format acceptable to Document Sciences in its sole discretion.

               1.12 "Specifications" means the technical and other specifications and criteria set forth in the applicable Statement(s) of Work.

1.13 "Statement of Work" means a written agreement in substantially the same form as Exhibit A hereto, pursuant to which OSS shall perform Services for Document Sciences.

        2. SERVICES.

               2.1 REQUEST FOR SERVICES. Subject to the terms of this Agreement, OSS shall render Services to Document Sciences during the term of this Agreement upon Document Sciences submitting a Statement of Work, setting forth the nature of the Services requested and the Deliverables to be delivered.

               2.2 DEVELOPMENT TEAM. For each Statement of Work, OSS shall provide a team of software developers and other personnel in number and with the skill and qualifications appropriate to perform the Services requested by Document Sciences; provided, however, that, at a minimum, OSS shall provide ten
(10) software developers based in Beijing, China and the following individuals to devote their efforts on a full-time basis, except as noted, to the performance of Services: Frank Yi, Yiping Tan, Husam Sackallah and Nasser Barghouti (at least 80% of his time) (such four individuals referred to as, the "CORE DEVELOPMENT TEAM"). Concurrently with execution of this Agreement, the Company shall cause each member of the Core Development Team to execute the Proprietary Rights Assignment Agreement in the form attached as Exhibit B hereto.

               2.3 ACCEPTANCE OF DELIVERABLES AND SERVICES. Unless otherwise agreed in a Statement of Work, for one hundred eighty (180) days after the delivery of a Deliverable (the "EVALUATION PERIOD"), Document Sciences shall have the right to evaluate and test the Deliverable in order to determine if it conforms, in its sole discretion, with the Specifications set forth in the Statement of Work for such Deliverable. In the event that the Deliverable does not conform to such Specifications (each non-conformity referred to as an, "Error"), Document Sciences will provide written notice to OSS describing the Error(s) in sufficient detail to allow OSS to replicate the Error(s). OSS agrees to use diligent efforts correct all such Errors and redeliver the corrected Deliverable to Document Sciences within forty-five (45) days (the "CORRECTION Period") for re-evaluation and re-testing as provided in this Section. If Document


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Sciences does not report an Error during the Evaluation Period, Document
Sciences will be deemed to have accepted the Deliverable or the corrected version of the Deliverable, if applicable. If OSS is not able to correct an Error within the Correction Period, then Document Sciences may, in its sole discretion, (i) modify the Specifications so that the Deliverable conforms, (ii) accept such Error in the Deliverable, (iii) terminate the Statement of Work and this Agreement and receive a refund of amounts paid to OSS for such Deliverable or (iv) offset any amounts owed to OSS equal to the amounts paid to OSS for such Deliverable.

               2.4 DEVELOPMENT EFFORT. OSS shall use reasonable commercial efforts to develop and deliver the Deliverables in accordance with the Specifications and the Statement of Work; provided, however, that the due date for any Deliverable, the performance of which was delayed on account or failure of Document Sciences to complete any of its obligations hereunder in a timely fashion, shall be extended by one (1) day for each day of Document Sciences' lateness.

               2.5 CHANGES. If Document Sciences proposes in writing a change to a Statement of Work, OSS agrees to attempt in good faith to make such changes. In the event such change materially increases OSS's costs with respect to such Statement of Work or requires a modification to the schedule for development, OSS and Document Sciences shall negotiate in good faith for an adjustment to the development schedule, as reflected in an amendment to such Statement of Work.

               2.6 NO CONFLICT WITH SERVICES. During the term of this Agreement and for a period of one (1) year after the date of expiration or termination of this Agreement, OSS will not provide to any third party any software development duties or services for the development of products or services substantially similar to the Deliverables or Services contemplated under this Agreement as generally described in Exhibit C.

               2.7 COSTS. The parties agree that each party will pay for its own costs, fees and expenses related to its performance of its obligations under any Statement of Work, except as provided in Section 3 ("Fees").

        3. FEES.

               3.1 SERVICE FEE. In consideration for the Services rendered hereunder by OSS, Document Sciences shall pay OSS a fixed-fee of One Hundred Twenty Nine Thousand One Hundred Sixty Six Dollars and Sixty-Seven Cents ($129,166.67) per month during the term of this Agreement (the "FEE"). Without limiting any other provision in this Agreement, Document Sciences may discontinue paying the Fee if (i) every Statement of Work is completed and OSS has been fully compensated for all such Services as set forth herein and (ii) Document Sciences provides OSS ninety (90) days prior written notice of its intent to cease paying the Fee.

               3.2 REFERRAL FEE. OSS shall pay Document Sciences a cash fee in the amount of twenty percent (20%) of the net sale (in accordance with OSS's standard accounting practices) received through a sale to a Qualified Referral referred by Document Sciences ("REFERRAL FEE"). Referral Fees are payable within thirty days (30) of the end of each calendar year.


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        4. PROPRIETARY RIGHTS.

               4.1 OWNERSHIP OF BACKGROUND TECHNOLOGY. Document Sciences shall be the sole and exclusive owner of all right, title and interest in and to the Document Sciences Background Technology. OSS shall be the sole and exclusive owner of all right, title and interest in and to the OSS Background Technology. Except as otherwise provided in Sections 4.8 ("License to Document Sciences Background Technology") and 4.9 ("License to OSS Background Technology"), no licenses or other rights with respect to such Background Technology are granted to the other party.

               4.2 OWNERSHIP OF IMPROVEMENTS. Notwithstanding anything to the contrary in this Agreement, nothing in this Agreement shall preclude Document Sciences from making Improvements to the OSS Background Technology that is in the public domain (by reason of the publication of a patent or otherwise) provided that any such activity does not infringe OSS's Intellectual Property Rights. Subject to the foregoing sentence, Document Sciences shall own all right, title and interest in and to all Improvements and any Intellectual Property Rights therein made by Document Sciences to the public domain OSS Background Technology. Document Sciences shall also own all right, title and interest in and to all Improvements and any Intellectual Property Rights therein made by OSS to the Document Sciences Background Technology.

               4.3 OWNERSHIP OF DELIVERABLES. Document Sciences shall be the sole and exclusive owner of all right, title and interest in and to the Deliverables and all Intellectual Property Rights in the Deliverables.

               4.4 OWNERSHIP OF DEVELOPMENT TOOLS. In the event that a Development Tool is developed pursuant to a Statement of Work or in connection with a Statement of Work, Document Sciences shall own all right, title and interest in and to such Development Tool. OSS agrees to deliver the Development Tool and all related documentation to Document Sciences to enable Document Sciences to exploit such ownership rights.

               4.5 WORKS MADE FOR HIRE. Excluding the OSS Background Technology, all Deliverables, Development Tools and Improvements to Document Sciences Background Technology made by OSS and all Intellectual Property Rights in any of the foregoing shall be the property of Document Sciences and shall constitute "work made for hire" (as defined in 17 U.S.C. Section 101) of which Document Sciences is the author for purposes of Title 17 of the United States Code. To the extent any Deliverable, Development Tool or Improvement to Document Sciences Background Technology made by OSS or any Intellectual Property Rights in any of the foregoing is not a "work made for hire" of which Document Sciences is the author, OSS agrees to assign and hereby does assign to Document Sciences all right, title and interest in and to such Deliverable, Development Tool or Improvement to Document Sciences Background Technology made by OSS or any Intellectual Property Rights in any of the foregoing. Additionally, OSS hereby waives all moral or similar rights in all Deliverables, Development Tools and Improvements to Document Sciences Background Technology made by OSS and all Intellectual Property Rights in any of the foregoing.


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               4.6 DISCLOSURE AND OWNERSHIP OF DELIVERABLES, DEVELOPMENT TOOLS
AND IMPROVEMENTS. OSS agrees to make and maintain technical and business records, plans, drawings, files, studies, prototypes, cost and tooling schematics during the course of providing the Services sufficient to enable Document Sciences, or its designee, to reproduce any Deliverable, Development Tool or Improvement to the Document Sciences Background Technology made by OSS, which such technical and business records, plans, drawings, files, studies, prototypes, cost and tooling schematics shall be and remain the property of Document Sciences. Additionally, OSS shall take all reasonable and customary precautions, including without limitation, at least daily backup of computer files related to the Services and daily off-site storage of such computer files, to prevent the loss or alteration of such computer files. OSS agrees to promptly disclose to Document Sciences every Deliverable, Development Tools and Improvement to the Document Sciences Background Technology made by OSS. OSS hereby does and will assign to Document Sciences, or Document Sciences' designee, OSS's entire worldwide right, title and interest in and to all Deliverables, Development Tools, Improvements to the Document Sciences Background Technology made by OSS and all associated records and Intellectual Property Rights in any of the foregoing; provided, that no such assignment includes OSS Background Technology.

               4.7 ASSISTANCE. OSS agrees to execute upon Document Sciences' request a transfer form in the form provided by Document Sciences for each Deliverable, Development Tool and Improvement to the Document Sciences Background Technology made by OSS. Additionally, OSS agrees to assist Document Sciences in any reasonable manner to obtain, perfect and enforce, for Document Sciences' benefit, Document Sciences' rights, title and interest in any and all countries, in and to all patents, copyrights, moral rights, mask works, trademarks, service marks, trade secrets, and other Intellectual Property Rights in each Deliverable, Development Tool and Improvement to the Document Sciences Background Technology made by OSS. OSS agrees to execute, when requested, for each Deliverable, Development Tool and Improvement to the Document Sciences Background Technology made by OSS (including derivative works, improvements, renewals, extensions, continuations, divisionals, continuations in part, or continuing patent applications for any of the foregoing), (i) patent, copyright, trademark, service mark, mask work or similar applications related to such Deliverables, Development Tools and Improvements to the Document Sciences Background Technology made by OSS, (ii) documentation (including without limitation assignments) to permit Document Sciences to obtain, perfect and enforce Document Sciences' right, title and interest in and to such Deliverables, Development Tools and Improvements to the Document Sciences Background Technology made by OSS, and (iii) any other lawful documents deemed necessary by Document Sciences to carry out the purpose of this Section 4 ("PROPRIETARY RIGHTS"). If called upon to render assistance under this Section 4.7, OSS will be entitled to a fair and reasonable fee in addition to reimbursement of authorized expenses incurred at the prior written request of Document Sciences. In the event that Document Sciences is unable for any reason to secure OSS's signature to any document OSS is required to execute under this
Section 4.7, OSS hereby irrevocably designates and appoints Document Sciences and Document Sciences' duly authorized officers and agents as OSS's agents and attorneys-in-fact to act for and in OSS's behalf and instead of OSS, to execute such document with the same legal force and effect as if executed by OSS.


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               4.8 LICENSE TO DOCUMENT SCIENCES BACKGROUND TECHNOLOGY. Except as
otherwise expressly permitted under the Reseller Agreement, Document Sciences grants OSS a non-exclusive, worldwide, nontransferable (without right to sublicense), royalty-free license to use and copy the Document Sciences Background Technology that is specifically provided by Document Sciences to OSS in connection with the development of a Deliverable solely for the purpose of designing and developing a Deliverable.

               4.9 LICENSE TO OSS BACKGROUND TECHNOLOGY. In the event any OSS Background Technology (i) is included within or embodied in a Deliverable, Development Tool or Improvement to the Document Sciences Background Technology made by OSS, (ii) is necessary to exploit a Deliverable, Development Tool or Improvement to the Document Sciences Background Technology made by OSS, or (iii) relates in any way to Document Sciences' business or demonstrably anticipated research into or development of any Deliverable, Development Tool or Improvement to Document Sciences Background Technology, then OSS hereby grants to Document Sciences, or Document Sciences' designee, a non-exclusive, worldwide, royalty-free, fully-paid up, perpetual, irrevocable, transferable license (with the right to sublicense through multiple tiers of distribution) to use, reproduce, modify, distribute, publicly display, make, have made, sell, have sold, offer for sale, or otherwise commercially exploit, such OSS Background Technology and practice all applicable patent, copyright, moral right, trademark, service mark, mask work, trade secret and other Intellectual Property Rights relating to such OSS Background Technology.

               4.10 RESTRICTIONS. Except as provided for in the Reseller Agreement, and notwithstanding anything to the contrary in this Agreement, OSS agrees that it shall not have the right to license, transfer, sell, assign or otherwise distribute to any third party or create any derivative work of, include in any other software application or otherwise utilize any (i) Deliverable, (ii) Development Tool, or (ii) Improvement to Document Sciences Background Technology made by OSS.

        5. WARRANTIES.

               5.1 MUTUAL REPRESENTATIONS. Each party represents and warrants to the other party that, during the term of this Agreement, it possesses and shall possess the full power and authority to enter into this Agreement and any subsequent Statement of Work. Each party further represents and warrants that it has full power and authority to fulfill its obligations hereunder and under any Statement of Work, and the performance according to the terms of this Agreement or any Statement of Work shall not breach any separate agreement by which such party is bound.

               5.2 NO CONFLICT OF INTEREST. OSS represents and warrants that, to the best of OSS's knowledge, there is no other contract or duty on OSS's part that conflicts with or is inconsistent with this Agreement.

               5.3 COMPLIANCE WITH LAWS. Each party represents and warrants that performance of its obligations hereunder shall comply with all applicable laws, rules and regulations.


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               5.4 PERFORMANCE OF DELIVERABLES. Notwithstanding any inspection or acceptance by Document Sciences, OSS represents and warrants to Document Sciences that, for a period of twenty-four (24) months after the acceptance of a Deliverable, the Deliverable will perform substantially in accordance with the Specifications set forth in the applicable Statement of Work.

               5.5 WARRANTY OF SERVICES. OSS represents and warrants to Document Sciences that the Services provided herein will be performed in compliance with the Specifications set forth in the applicable Statement of Work. OSS further represents and warrants that all Services performed hereunder will be performed in a professional and workmanlike manner.

               5.6 WARRANTY OF TITLE. OSS represents and warrants to Document Sciences that Document Sciences will receive free, good and clear title to all Deliverables, Development Tools and Improvements to Document Sciences Background Technology made by OSS. OSS further represents and warrants that all Deliverables, Development Tools and Improvements to Document Sciences Background Technology made by OSS, except to the extent any Document Sciences Background Technology provided to OSS by Document Sciences is embodied within any of the foregoing, do not and will not violate, infringe or misappropriate any Intellectual Property Rights of OSS or any third party. OSS represents and warrants that all OSS personnel, including employees, subcontractors, and agents, involved in the development of the Deliverables, Development Tools or Improvements to Document Sciences Background Technology made by OSS have assigned by written agreement to OSS all right, title, and interest to their respective works.

               5.7 NOTIFICATION OF ERRORS. OSS represents and warrants to Document Sciences that it shall inform Document Sciences as soon as possible of any material Errors in any Deliverables, Development Tools or Improvements to Document Sciences Background Technology made by OSS. OSS further agrees to inform Document Sciences of, and to provide to Document Sciences, as soon as is reasonably possible, any solutions for such Errors.

               5.8 VIRUS WARRANTY. OSS represents and warrants to Document Sciences that all Deliverables, Development Tools and Improvements to Document Sciences Background Technology made by OSS will contain no trojan horses, trap doors, back doors, easter eggs, worms, time bombs, cancel bots or other similar computer programming virus.

               5.9 WARRANTY DISCLAIMERS. EXCEPT FOR THE FOREGOING WARRANTIES, NO OTHER WARRANTIES OF ANY NATURE, EXPRESS, IMPLIED, STATUTORY, OR ANY WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE AS TO THE DELIVERABLES, THE SERVICES, DEVELOPMENT TOOLS OR IMPROVEMENTS TO DOCUMENT SCIENCES' BACKGROUND TECHNOLOGY MADE BY OSS OR TO THE OSS BACKGROUND TECHNOLOGY OR AS TO ANY SOFTWARE CODE, DOCUMENTATION OR OTHER MATERIALS PROVIDED BY DOCUMENT SCIENCES TO OSS IN CONNECTION WITH THIS AGREEMENT ARE MADE BY EITHER PARTY TO THE OTHER UNDER THIS AGREEMENT, AND BOTH PARTIES DISCLAIM ALL SUCH IMPLIED WARRANTIES.


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        6. INDEMNIFICATION.

               6.1 INDEMNIFICATION BY OSS. OSS agrees to defend, indemnify and hold harmless Document Sciences and its officers, directors, agents, employees, independent contractors and affiliates and their successors and assigns (each, a "DOCX INDEMNIFIED PARTY") from and against any and all liability, obligation, damages, loss, award, fine, fee, charge, cost or expense of any kind, character or description (including reasonable attorneys' fees) arising out, related to or in connection with of a claim, demand, suit, action or proceeding (each, an "ACTION") based upon or related to (i) the Services, including without limitation, any Deliverable, Development Tool or Improvement to the Document Sciences Background Technology made by OSS; except to the extent such Action is directly caused by the conduct of the DOCX Indemnified Party in violation of this Agreement, and (ii) OSS's failure to comply with the terms of this Agreement, including without limitation, any material breach of, or material inaccuracy in, any of the representations or warranties made by OSS in this Agreement.

               6.2 OSS LIMITATIONS.

                      6.2.1 INFRINGEMENT ACTIONS. OSS shall have no indemnification obligation under this Agreement for any Action for infringement or misappropriation with respect to a Deliverable to the extent such Action results from: (a) any modifications to such Deliverable made after acceptance by Document Sciences, if the alleged infringement is directly caused by such modification; or (b) any use of such Deliverable in combination with other products, processes or materials in a manner not permitted or contemplated hereunder, where the alleged infringement is directly caused by such combination. In the event of such infringement Action, OSS may (or, where use of such Deliverable is permanently enjoined, OSS shall), at its option and expense, either (i) procure for Document Sciences the right to use, sell and otherwise commercially exploit such Deliverable or (ii) replace or modify such Deliverable so that it becomes noninfringing and remains functionally equivalent.`

                      6.2.2 PROCEDURAL LIMITATIONS. The obligations of OSS to indemnify the DOCX Indemnified Party under this Agreement are contingent upon
(i) the DOCX Indemnified Party giving prompt written notice to the OSS of any Action, (ii) OSS having, at its option, control of the defense and related settlement negotiations; (iii) OSS receiving the reasonable cooperation of the DOCX Indemnified Party in the defense of any Action. The DOCX Indemnified Party shall have the option to hire counsel of its choice at its own expense in defense of any Action, and OSS shall not compromise, settle or consent to the entry of a judgment with respect to any Action without the prior written consent of the DOCX Indemnified Party.

               6.3 INDEMNIFICATION BY DOCUMENT SCIENCES. Document Sciences agrees to defend, indemnify and hold harmless OSS and its officers, directors, agents, employees, independent contractors and affiliates and their successors and assigns (each, an "OSS INDEMNIFIED PARTY") from and against any and all liability, obligation, damages, loss, award, fine, fee, charge, cost or expense of any kind, character or description (including reasonable attorneys' fees) arising out, related to or in connection with an Action based upon or related to
(i) any breach of its obligations under this Agreement; or (ii) any claim of infringement or misappropriation based upon OSS's proper use of the Document Sciences Background


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Technology in accordance with Section 4.8 ("License to Document Sciences
Background Technology").

               6.4 DOCUMENT SCIENCES LIMITATIONS. The obligations of Document Sciences' to indemnify the OSS Indemnified Party under this Agreement are contingent upon (i) the OSS Indemnified Party giving prompt written notice to Document Sciences of any Action, and (ii) Document Sciences having, at its option, control of the defense and related settlement negotiations; (iii) Document Sciences receiving the reasonable cooperation of the OSS Indemnified Party in the defense of any such Action. The OSS Indemnified Party shall have the option to hire counsel of its choice at its own expense in defense of any Action, and Document Sciences shall not compromise, settle or consent to the entry of a judgment with respect to any Action without the prior written consent of the OSS Indemnified Party.

               6.5 NO CONSEQUENTIAL DAMAGES; DAMAGES CAP. EXCEPT TO THE EXTENT OF ANY INDEMNIFICATION OBLIGATIONS PURSUANT TO SECTION 6 ("INDEMNIFICATION") OR FOR ANY LIABILITY ARISING UNDER SECTION 7 ("CONFIDENTIALITY"), IN NO EVENT SHALL EITHER PARTY BE LIABLE TO THE OTHER PARTY OR ANY OTHER PERSON OR ENTITY FOR ANY SPECIAL, CONSEQUENTIAL, INCIDENTAL, INDIRECT, EXEMPLARY OR PUNITIVE DAMAGES, HOWEVER CAUSED, WHETHER FOR BREACH OF CONTRACT, TORT, NEGLIGENCE, STRICT PRODUCT LIABILITY OR OTHERWISE (INCLUDING, WITHOUT LIMITATION, DAMAGES BASED ON LOSS OF PROFITS, DATA OR BUSINESS OPPORTUNITY), AND WHETHER OR NOT SUCH PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. ADDITIONALLY, IN NO EVENT SHALL THE MAXIMUM AGGREGATE LIABILITY OF DOCUMENT SCIENCES FOR ALL CLAIMS ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY STATEMENT OF WORK EXCEED THE AMOUNTS PAID BY DOCUMENT SCIENCES TO OSS UNDER THIS AGREEMENT.

               6.6 BASIS OF THE BARGAIN; FAILURE OF ESSENTIAL PURPOSE. THE PARTIES ACKNOWLEDGE THAT THEY HAVE ENTERED INTO THIS AGREEMENT IN RELIANCE UPON THE LIMITATIONS OF LIABILITY AND THE DISCLAIMERS OF WARRANTIES AND DAMAGES SET FORTH IN THIS AGREEMENT, AND THAT THE SAME FORM AN ESSENTIAL BASIS OF THE BARGAIN BETWEEN THE PARTIES. THE PARTIES AGREE THAT THE LIMITATIONS AND EXCLUSIONS OF LIABILITY AND DISCLAIMERS SPECIFIED IN THIS AGREEMENT WILL SURVIVE AND APPLY EVEN IF FOUND TO HAVE FAILED OF THEIR ESSENTIAL PURPOSE. THIS LIMITATION SHALL APPLY NOTWITHSTANDING ANY FAILURE OF ESSENTIAL PURPOSE OF ANY LIMITED REMEDY PROVIDED HEREIN.

        7. CONFIDENTIALITY.

               7.1 DEFINITION OF CONFIDENTIAL INFORMATION. "Confidential Information" as used in this Agreement shall mean any and all technical and non-technical information of each party, including patent, copyright, trade secret, and proprietary information, techniques, sketches, drawings, models, inventions, know-how, processes, apparatus, equipment, algorithms, software programs, software source documents, and formulae related to the current, future and proposed products and services of each of the parties, and includes, without limitation, each party's


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respective information concerning research, experimental work, development, design details and specifications, engineering, financial information, procurement requirements, purchasing, manufacturing, customer lists, business forecasts, sales and merchandising, and marketing plans and information. "Confidential Information" also includes proprietary or confidential information of any third party who may disclose such information to either party in the course of the other party's business. The terms of this Agreement and the terms of any Statement of Work shall be deemed Confidential Information. Additionally, in connection with the provision of Services by OSS, Document Sciences may provide OSS with Document Sciences Background Technology and software code in source and/or object code. OSS acknowledges and agrees that such Document Sciences Background Technology and software code is "Confidential Information" for purpose of this Section 7 ("Confidentiality").

               7.2 NONDISCLOSURE AND NONUSE OBLIGATION. Each party (the "RECEIVING PARTY") agrees that it will not use, disseminate, or in any way disclose any Confidential Information of the other party (the "DISCLOSING PARTY"), to any person, firm or business, except that the Receiving Party may use the Disclosing Party's Confidential Information to the extent necessary to perform its obligations under this Agreement. The Receiving Party agrees that it shall treat all Confidential Information of the Disclosing Party with the same degree of care as the Receiving Party accords to its own Confidential Information, but in no case less than reasonable care. The Receiving Party agrees that it shall disclose Confidential Information of the other party, only to those of its employees and contractors who need to know such information, and the Receiving Party certifies that such employees and contractors have previously agreed, either as a condition to employment or in order to obtain the Confidential Information of the Disclosing Party, to be bound by terms and conditions substantially similar to those terms and conditions applicable to the Receiving Party under this Agreement. The Receiving Party shall immediately give notice to the Disclosing Party of any unauthorized use or disclosure of Disclosing Party's Confidential Information. The Receiving Party agrees to assist the Disclosing Party in remedying any such unauthorized use or disclosure of Disclosing Party's Confidential Information.

               7.3 EXCLUSIONS FROM NONDISCLOSURE AND NONUSE OBLIGATIONS. The obligations under Section 7.2 ("Nondisclosure and Nonuse Obligations") of the Receiving Party, with respect to any portion of the Confidential Information of the Disclosing Party, shall not apply to such portion that such Receiving Party can document: (i) was in the public domain at or subsequent to the time such portion was communicated to the Receiving Party by the Disclosing Party through no fault of the Receiving Party, (ii) was rightfully in the Receiving Party's possession free of any obligation of confidence at or subsequent to the time such portion was communicated to the Receiving Party by the Disclosing Party,
(iii) was developed by employees or agents of such Receiving Party independently of and without reference to any information communicated to the Receiving Party by the Disclosing Party, or (iv) was communicated by the Disclosing Party to an unaffiliated third party free of any obligation of confidence. A disclosure by the Receiving Party of Confidential Information of the Disclosing Party, either
(i) in response to a valid order by a court or other governmental body, (ii) in a filing with the U.S. Securities Exchange Commission (the "SEC") if required by law, (iii) as otherwise required by law, (iv) to any prospective purchaser of the shares or substantially all of the assets of the Receiving Party for so long as such prospective purchaser agrees in writing to be bound by the confidentiality provisions in this Section 7 ("Confidentiality") or (v) as is necessary to establish the rights of either party under this Agreement, shall not be considered to be a breach of this Agreement by the Receiving Party or a waiver of confidentiality for other purposes; provided, however, the Receiving Party shall provide prompt prior written notice thereof to the Disclosing Party to enable the Disclosing Party to seek a protective order or otherwise prevent such disclosure, if applicable.

               7.4 OWNERSHIP AND RETURN OF CONFIDENTIAL INFORMATION AND OTHER MATERIALS. All Confidential Information of the Disclosing Party and any Derivatives thereof, whether created by the Disclosing Party or the Receiving Party, shall remain the property of the Disclosing Party, and no license or other rights to the Disclosing Party's Confidential Information or Derivatives is granted or implied hereby, except as expressly set forth in this Agreement. For purposes of this Agreement, "DERIVATIVES" shall mean: (i) for copyrightable or copyrighted material, any translation, abridgment, revision or other form in which an existing work may be recast, transformed or adapted; (ii) for patentable or patented material, any improvement thereon until a patent for such material is issued, making such information publicly available; and (iii) for material which is protected by trade secret, any new material derived from such existing trade secret material, including new material which may be protected under copyright, patent and/or trade secret laws. All materials (including, without limitation, documents, drawings, models, apparatus, sketches, designs, lists and all other tangible media of expression) furnished by the Disclosing Party to the Receiving Party shall remain the property of the Disclosing Party. At the Disclosing Party's request and no later than five (5) business days after such request, the Receiving Party shall promptly destroy or deliver to the Disclosing Party, at the Disclosing Party's option, (i) all materials furnished to the Receiving Party, (ii) all tangible media of expression in such Receiving Party's possession or control to the extent that such tangible media incorporate any of the Disclosing Party's Confidential Information, and (iii) written certification of the Receiving Party's compliance with such obligations under this sentence.

               7.5 DISCLOSURE OF THIRD PARTY INFORMATION. Neither party shall communicate any information to the other in violation of the proprietary rights of any third party.

        8. OSS PROMOTION AND REFERRAL.

               8.1 REFERRAL BY DOCUMENT SCIENCES. During the term of this Agreement and subject to Section 3.2 ("Referral Fee"), Document Sciences shall use commercially reasonable efforts to promote the sale of OSS's software development services to Document Sciences' customers; provided that, the type, extent and nature of such promotion shall be in Document Sciences' sole discretion. For each sale of OSS services or other products to a Qualified Referral, OSS shall pay Document Sciences a Referral Fee.

               8.2 PROSPECTIVE CUSTOMER NOTICE. Document Sciences shall refer customers to OSS by providing written notice of such referral (a "REFERRAL NOTICE"), which notice shall include a reasonable description of the referred customer and identify a reasonable follow-up contact for such prospective customer (the "PROSPECTIVE CUSTOMER").

        9. AUDIT RIGHTS. During the term of this Agreement and for one (1) year after termination or expiration of this Agreement, Document Sciences, its auditors or designated representatives, upon seven (7) days prior written notice to OSS, shall have the right to conduct operational audits of OSS to confirm OSS's performance and observance of its obligations under this Agreement, including without limitation, a review of all documentation and materials related to this Agreement. OSS shall cooperate with such audits and shall afford all persons involved in such audits reasonable assistance and access to OSS's facilities and records during normal business hours. Each party shall bear its own costs for any resources required by such audits.

        10. TERM AND TERMINATION.

               10.1 TERM OF AGREEMENT. Unless earlier terminated as provided in this Agreement, this Agreement shall commence on the Effective Date and shall terminate two (2) years after the Effective Date.

               10.2 TERM OF STATEMENTS OF WORK. Each Statement of Work shall be effective on the date of execution by the parties and shall continue until the later of (i) the date the last to be delivered Deliverable is accepted as provided in this Agreement or (ii) the date on which the last task or obligation of OSS under the Statement of Work has been performed in full.

               10.3 TERMINATION FOR CAUSE.

                      10.3.1 THE AGREEMENT. If either party is in material breach of the terms of this Agreement, the non-breaching party may give written notice of such breach to the breaching party and an opportunity to cure the breach within thirty (30) days. If such breach is not cured within such thirty
(30) day period, the non-breaching party may immediately terminate this Agreement by subsequent written notice to the party in breach. Notwithstanding the foregoing, Document Sciences may terminate this Agreement at any time (i) as set forth in Sections 2.3 ("Acceptance of Deliverables and Services") or (ii) in the event that OSS (w) is merged, consolidated, sells all or substantially all of its assets, or implements or suffers any substantial change in management or control, (x) becomes insolvent as defined by the State of California, (y) breaches the provisions of Section 2.6 ("No Conflict with Services") or (z) in accordance with Section 10.3.1.1 ("Core Development Team").

                             10.3.1.1 Core Development Team. The failure for
whatever reason of Nasser Barghouti to devote at least 80% of his time to the performance of Services hereunder shall be a material breach of this Agreement for which Document Sciences may terminate this Agreement at anytime. The failure of any other member of the Core Development Team (collectively, the "Other Members" and each, an "Other Member") to devote his efforts on a full-time basis to the performance of Services hereunder while such Other Member provides his services to OSS, either as an employee or otherwise, shall also be a material breach of this Agreement for which Document Sciences may terminate this Agreement at anytime time. Notwithstanding the foregoing sentence, the failure of anOther Member of the Core Development Team to devote his efforts on a full-time basis to the performance of Services hereunder because such Other Member is no longer employed or otherwise providing his services to OSS shall not constitute a material breach of this Agreement. In such event, the parties will in good faith mutually agree upon another developer with similar qualifications and experience to replace such Other Member on the Core Development Team.

                      10.3.2 STATEMENTS OF WORK. Subject to Section 2.3 ("Acceptance of Deliverables and Services"), if OSS is in material breach of the terms of a Statement of Work, then Document Sciences may give written notice of such breach to OSS and an opportunity to cure the breach within thirty (30) days. If such breach is not cured within such thirty (30) day period, then Document Sciences may immediately terminate the applicable Statement of Work and this Agreement by subsequent written notice to OSS; provided, however, that nothing herein shall require Document Sciences to terminate any other Statement of Works in effect or this Agreement.

                      10.3.3 REMEDIES IN THE EVENT OF TERMINATION FOR CAUSE. In the event a party terminates this Agreement or a Statement of Work pursuant to this Section 10.3 ("Termination for Cause"), then such party shall, subject to the terms of this Agreement, be entitled to seek available remedies at law or in equity, including without limitation damages for unperformed services in a Statement of Work, if any.

               10.4 EFFECT OF TERMINATION.

                      10.4.1 ENTIRE AGREEMENT. Upon termination or expiration of this Agreement for any reason (i) all unperformed Statements of Work shall terminate, (iii) all partially or fully completed Deliverables, Development Tools and Improvements to Document Sciences Background Technology made by OSS associated with any terminated Statement of Work shall be delivered to Document Sciences and (iii) all amounts due by Document Sciences to OSS under this Agreement shall be due and payable.

                      10.4.2 STATEMENT OF WORK. Upon termination or expiration of a Statement of Work all partially or fully completed Deliverables, Development Tools and Improvements to Document Sciences Background Technology made by OSS associated with the terminated Statement of Work shall be delivered to Document Sciences.

               10.5 SURVIVAL. The definitions contained in this Agreement and the rights and obligations contained in the following sections shall survive any termination or expiration of this Agreement: Section 2.6 ("No Conflict with Services"), Section 4 ("Proprietary Rights"), Section 5 ("Warranties"), Section 6 ("Indemnification"), Section 7 ("Confidentiality"), Section 9 ("Audit Rights"), Section 10 ("Term and Termination") and Section 11 ("General Provisions").

        11. GENERAL PROVISIONS.

               11.1 NON-SOLICITATION. During the term of this Agreement and continuing through the first anniversary of the termination or expiration of this Agreement, each party agrees that it will not, and will ensure that its affiliates do not hire, solicit or attempt to hire or solicit for employment any employee of the other party; the foregoing does not prohibit solicitations or employment resulting from mass media "want ads" not specifically directed towards employees or consultants of the other party.

               11.2 NO THIRD PARTY BENEFICIARIES. Documents Sciences and OSS agree that, except as otherwise expressly provided in this Agreement, there shall be no third party beneficiaries to this Agreement, including but not limited to the insurance providers for either party.

               11.3 GOVERNING LAW; CHOICE OF LAWS, JURISDICTION; VENUE AND ATTORNEYS' FEES. In the event of a dispute arising under this Agreement, this Agreement shall be construed, interpreted, applied, and the rights of the parties hereunder shall be determined, in accordance with the laws of the State of California without regard to conflicts of laws rules and excluding the Convention on Contracts for the International Sale of Goods, and the dispute shall be subject to the jurisdiction of the federal and state courts of the State of California as set forth herein. The parties expressly and irrevocably consent to the exclusive personal jurisdiction and venue of the federal courts sitting within the County of San Diego, California, unless no federal subject matter jurisdiction exists, in which case the parties consent to the exclusive jurisdiction and venue in the Superior Court of San Diego County, California. The parties expressly waive all defenses of lack of personal jurisdiction and forum nonconveniens with respect to the federal and state courts sitting within the County of San Diego, California. The parties also expressly consent to (i) service of process being effected upon them by registered mail sent to the addresses set forth in this Agreement and (ii) any final judgment rendered against a party in any action or proceeding being conclusive as to the subject of such final judgment and enforceable in other jurisdictions in any manner provided by law. The prevailing party in any such action, at law or equity, shall be entitled to reimbursement of its reasonable attorneys' fees, expenses and costs incurred to pursue or defend such action from the non-prevailing party.

               11.4 SEVERABILITY; WAIVER. In the event any provision of this Agreement is held by a tribunal of competent jurisdiction to be contrary to the law, the remaining provisions of this Agreement will remain in full force and effect. The waiver of any breach or default of this Agreement will not constitute a waiver of any subsequent breach or default, and will not act to amend or negate the rights of the waiving party.

               11.5 ASSIGNMENT. OSS may not assign its rights or delegate its duties under this Agreement either in whole or in part without the prior written consent of Document Sciences, and any attempted assignment or delegation without such consent will be null and void. Document Sciences may assign this Agreement in whole or in part. This Agreement will bind and inure to the benefit of each party's permitted successors and assigns.

               11.6 NOTICES. All notices, demands and other communications provided for or permitted hereunder shall be made in writing and shall be by registered or certified first-class mail, return receipt requested, telecopier, courier service or personal delivery:

         If to Document Sciences:

                 Document Sciences Corporation
                 6339 Paseo del Lago
                 Carlsbad, CA 92009
                 Attn: John L. McGannon

         With a copy to:

                 Gibson, Dunn & Crutcher LLP
                 Jamboree Center
                 4 Park Plaza
                 Irvine, CA 92614
                 Attn: John M. Williams, Esq.

         If to OSS:

                 Objectiva Software Solutions, Inc.
                 6985 Paseo del Norte
                 Carlsbad, CA 92009
                 Attn: J. Douglas Winter

All notices and communications shall be deemed to have been duly given when delivered by hand, if personally delivered; when delivered by courier, if delivered by commercial courier service; five (5) business days after being deposited in the mail, postage prepaid, if mailed; and when receipt is mechanically acknowledged, if telecopied.

               11.7 RELATIONSHIP OF PARTIES. Document Sciences and OSS are independent contractors and this Agreement will not establish any relationship of partnership, joint venture, employment, franchise or agency between Document Sciences and OSS. OSS, its representatives or employees, are not representatives or agents of Document Sciences for any purpose other than as expressly set forth in this Agreement, and neither Document Sciences nor OSS will have the power to act for, bind the other or incur obligations on the other's behalf without the other's prior written consent. Subject to the terms of this Agreement, Document Sciences acknowledges that OSS is engaged in, and free to engage, other business activities.

               11.8 NO CONSTRUCTION AGAINST THE DRAFTER. The parties agree that any principle of construction or rule of law that provides that an agreement will be construed against the drafter of the agreement in the event of any inconsistency or ambiguity in such agreement will not apply to the terms and conditions of this Agreement.

               11.9 INTERPRETATION OF CONFLICTING TERMS. In the event of a conflict between or among the terms in this Agreement and other documents referred to herein or made a part hereof, the documents shall control in the following order: the Agreement, any Statement of Work and then any other document incorporated herein by reference.

               11.10 INSURANCE COVERAGE. During the term of this Agreement, OSS shall procure and maintain commercial general liability insurance coverage of at least five million dollars ($5,000,000) per occurrence and shall name Document Sciences as an additional insured under such policy. Additionally, OSS shall effect a waiver of subrogation clause in its commercial general liability policy for the benefit of Document Sciences and, upon execution of this Agreement, shall provide Document Sciences evidence of such waiver and a certificate of insurance evidencing Document Sciences as an additional insured under OSS's commercial general liability policy.

               11.11 REMEDIES. The parties' rights and remedies under this Agreement are cumulative. OSS acknowledges that in connection with the provision of Services hereunder OSS will obtain and create valuable trade secrets and proprietary information of Document Sciences, that any actual or threatened breach of Section 4 ("Proprietary Rights") or Section 7 ("Confidentiality") will constitute immediate, irreparable harm to Document Sciences for which monetary damages will be an inadequate remedy and that injunctive relief might be an appropriate remedy for such breach and that Document Sciences will not be required to post a bond with respect to such injunctive relief.

               11.12 ENTIRE AGREEMENT; COUNTERPARTS; ORIGINALS. This Agreement, including all Statements of Work and other documents incorporated herein by reference, constitutes the complete and exclusive agreement between the parties with respect to the subject matter hereof, and supersedes and replaces any and all prior or contemporaneous discussions, negotiations, understandings and agreements, written and oral, regarding such subject matter. Any additional or different terms in any response by OSS shall be deemed objected to by Document Sciences without need of further notice of objection, and shall be of no effect or in any way binding upon Document Sciences. This Agreement may be executed in two or more counterparts, each of which will be deemed an original, but all of which together shall constitute one and the same instrument. Once signed, any reproduction of this Agreement made by reliable means (e.g., photocopy, facsimile) is considered an original. This Agreement may be changed only by a written document signed by the Chief Executive Officer or higher level officer of Document Sciences and OSS in accordance with this Section 11.11. For purposes of this Agreement, the term "written" means anything reduced to a tangible form by a party, including a printed or hand written document, e-mail or other electronic format.



                            [SIGNATURE PAGE FOLLOWS]

        IN WITNESS THEREOF, the parties have executed this agreement as of the Effective Date written above.

DOCUMENT SCIENCES CORPORATION           OBJECTIVA SOFTWARE SOLUTIONS, INC.


By:  /s/ John L. McGannon               By:  /s/ J. Douglas Winter
   ------------------------------          --------------------------------
     John L. McGannon                        J. Douglas Winter
     Chief Executive Officer                 Chief Executive Officer

                                    EXHIBIT A

                                STATEMENT OF WORK


SECTION 1:   GENERAL SCOPE AND NATURE OF THIS STATEMENT OF WORK:

SECTION 2:   OSS'S SPECIFIC RESPONSIBILITIES AND TASKS:

SECTION 3:   DELIVERABLES:

SECTION 4:   FORM OF DELIVERY OF DELIVERABLES:

SECTION 5: FUNCTIONAL AND TECHNICAL SPECIFICATIONS AND ADDITIONAL REPRESENTATIONS REGARDING DELIVERABLES:

SECTION 6:   ACCEPTANCE TESTING AND ACCEPTANCE CRITERIA:

SECTION 7:   SCHEDULE OF PERFORMANCE:


             SERVICE OR DELIVERABLE                   DATE TO BE PROVIDED
             ----------------------                   -------------------

SECTION 8:   SCHEDULE AND NATURE OF STATUS REPORTS:

SECTION 9:   DEVELOPMENT TOOLS TO BE DEVELOPED, IF ANY,:

SECTION 10:  PROJECT MANAGERS:


NOTE: This Statement of Work is governed by the terms of that certain Development Services and Referral Agreement (the "AGREEMENT") in effect between Document Sciences and OSS. Any item in this Statement of Work that is inconsistent with the Agreement is invalid.


IN WITNESS WHEREOF, the parties have executed this Statement of Work as of the date last written below.


     Document Sciences Corporation            Objectiva Software Solutions, Inc.

By: ________________________________     By: ___________________________________

Name: ______________________________     Name: _________________________________

Title: _____________________________     Title: ________________________________

Date: ______________________________     Date: _________________________________

                                    EXHIBIT B

                 FORM OF PROPRIETARY RIGHTS ASSIGNMENT AGREEMENT


        This Proprietary Information and Inventions Agreement (this "Agreement") is made effective as of January 16, 2002 (Effective Date"), by and between Document Sciences Corporation, a Delaware corporation ("Document Sciences"), and _______________________________, an individual ("Contractor").


                                    RECITALS

A. Document Sciences and Objectiva Software Solutions, Inc., a California corporation ("OSS"), are entering into that certain Development Services and Referral Agreement, dated as of the date hereof, pursuant to which OSS is providing software development services to Document Sciences as more fully described therein (the "Development Agreement").

B. Contractor is an employee of OSS, and, as a condition to Document Sciences entering into the Development Agreement, the parties hereto shall enter into this Agreement.

C. Any terms capitalized but not defined in this Agreement shall have the meaning ascribed to them in the Development Agreement.

               NOW THEREFORE, in consideration of the foregoing and the mutual promises and covenants set forth in this Agreement, and for good and valuable consideration, the parties agree as follows:

                                    AGREEMENT

        1.     Intellectual Property Rights.

               1.1    Disclosure and Assignments of Innovations.

                      (a) Innovations; Document Sciences Innovations. "Innovations" means any software, in source and object code, documentation, reports, processes, machines, compositions of matter, improvements, inventions (whether or not protectable under patent laws), works of authorship, information fixed in any tangible medium of expression (whether or not protectable under copyright laws), moral rights, mask works, trademarks, service marks, trade names, trade dress, trade secrets, know-how, ideas (whether or not protectable under trade secret laws), and all other subject matter protectable under patent, copyright, moral right, mask work, trademark, trade secret or other laws, and includes without limitation all new or useful art, combinations, discoveries, formulae, manufacturing techniques, technical developments, discoveries, artwork, designs, and all Intellectual Property Rights in any of the foregoing. "Document Sciences Innovations" are Innovations that Contractor, solely or jointly with others, conceives, reduces to practice, creates, derives, develops or makes within the scope of Contractor's services for Document Sciences, including without limitation, any Deliverable, Development Tool or Improvement to Document Sciences Background Technology.

                      (b) Disclosure and Ownership of Document Sciences Innovations. Contractor agrees to make and maintain technical and business records, plans, drawings, files, studies, prototypes, cost and tooling schematics during the course of providing the services hereunder sufficient to enable Document Sciences, or its designee, to reproduce any Document Sciences Innovation, which such technical and business records, plans, drawings, files, studies, prototypes, cost and tooling schematics shall be and remain the property of Document Sciences. Additionally, Contractor shall take all reasonable and customary precautions, including without limitation, at least daily backup of computer files related to any Document Sciences Innovations and daily off-site storage of such computer files, to prevent the loss or alteration of such computer files. Contractor agrees to promptly disclose to Document Sciences every Document Sciences Innovation made by Contractor. Document Sciences shall be the sole and exclusive owner of all right, title and interest in and to any and all Document Sciences Innovations and all associated Intellectual Property Rights therein. Contractor hereby does and will assign to Document Sciences, or Document Sciences' designee, Contractor's entire worldwide right, title and interest in and to any and all Document Sciences Innovations and all associated records and Intellectual Property Rights in any of the foregoing. Additionally, Contractor hereby waives all moral or similar rights in any and all Document Sciences Innovations and all Intellectual Property Rights in any of the foregoing.

                      (c) Assistance. Contractor agrees to execute upon Document Sciences' request a signed transfer of Document Sciences Innovations to Document Sciences in the form provided by Document Sciences for each Document Sciences Innovation. Contractor agrees to assist Document Sciences in any reasonable manner to obtain, perfect and enforce, for Document Sciences' benefit, Document Sciences' rights, title and interest in any and all countries, in and to all patents, copyrights, moral rights, mask works, trademarks, service marks, trade secrets, and other Intellectual Property Rights in each of the Document Sciences Innovations. Contractor agrees to execute, upon Document Sciences' request, for each Document Sciences Innovation (including derivative works, improvements, renewals, extensions, continuations, divisionals, continuations in part, or continuing patent applications for any Document Sciences Innovations), (i) patent, copyright, trademark, service mark, mask work or similar applications related to such Document Sciences Innovations, (ii) documentation (including without limitation assignments) to permit Document Sciences to obtain, perfect and enforce Document Sciences' right, title and interest in and to such Document Sciences Innovations, and (iii) any other lawful documents deemed necessary by Document Sciences to carry out the purpose of this Agreement. If called upon to render assistance under this Paragraph, Contractor will be entitled to a fair and reasonable fee in addition to reimbursement of authorized expenses incurred at the prior written request of Document Sciences. In the event that Document Sciences is unable for any reason to secure Contractor's signature to any document Contractor is required to execute under this Paragraph 1.1(c) ("Assistance"), Contractor hereby irrevocably designates and appoints Document Sciences and Document Sciences' duly authorized officers and agents as Contractor's agents and attorneys-in-fact to act for and on Contractor's behalf and instead of Contractor, to execute such document with the same legal force and effect as if executed by Contractor.

                      (d) Out-of-Scope Innovations. In the event any Innovation that is conceived, reduced to practice, created, derived, developed or made by Contractor either outside of the scope of Contractor's services for Document Sciences or before the Effective Date and (i) is included within or embodied in a Document Sciences Innovation, (ii) is necessary to exploit a Document Sciences Innovation, or (iii) relates at the time of conception or reduction to practice of such Innovation to Document Sciences' business or demonstrably anticipated research into or development of any Document Sciences Innovation (collectively, the "Out-of-Scope-Innovations"), then Contractor hereby grants to Document Sciences, or Document Sciences' designee, a non-exclusive, worldwide, royalty-free, fully-paid up, perpetual, irrevocable, transferable license (with the right to sublicense through multiple tiers of distribution) to use, reproduce, modify, distribute, publicly display, make, have made, sell, have sold, offer for sale, or otherwise commercially exploit, such Out-of-Scope-Innovation and practice all applicable patent, copyright, moral right, trademark, service mark, mask work, trade secret and other Intellectual Property Rights relating to such Out-of Scope-Innovation. Contractor agrees that Contractor will not incorporate, or permit to be incorporated, any Out-of-Scope-Innovations or Innovations conceived, reduced to practice, created, derived, developed or made by others into any of the Document Sciences Innovations without Document Sciences' prior written consent.

               1.2    Confidential Information.

                      (a) Definition of Confidential Information. "Confidential Information" as used in this Agreement shall mean any and all technical and non-technical information including patent, copyright, trade secret, and proprietary information, techniques, sketches, drawings, models, inventions, know-how, processes, apparatus, equipment, algorithms, software programs, software source documents, and formulae related to the current, future and proposed products and services of Document Sciences, Document Sciences' suppliers and customers, and includes, without limitation, Document Sciences Innovations and Document Sciences' information concerning research, experimental work, development, design details and specifications, engineering, financial information, procurement requirements, purchasing manufacturing, customer lists, business forecasts, sales and merchandising and marketing plans and information.

                      (b) Nondisclosure and Nonuse Obligations. Except as permitted in this Paragraph, Contractor shall neither use nor disclose the Confidential Information. Contractor may use the Confidential Information solely to perform services for the benefit of Document Sciences pursuant to the Development Agreement. Contractor agrees that Contractor shall treat all Confidential Information of Document Sciences with the same degree of care as Contractor accords to Contractor's own Confidential Information, but in no case less than reasonable care. Contractor agrees not to communicate any information to Document Sciences in violation of the proprietary rights of any third party. Contractor will immediately give notice to Document Sciences of any unauthorized use or disclosure of the Confidential Information. Contractor agrees to assist Document Sciences in remedying any such unauthorized use or disclosure of the Confidential Information.

                      (c) Exclusions from Nondisclosure and Nonuse Obligations. Contractor's obligations under Paragraph 1.2(b) ("Nondisclosure and Nonuse Obligations") with respect to any portion of the Confidential Information shall not apply to any such portion which Contractor can demonstrate, (a) was in the public domain at or subsequent to the time such portion was communicated to Contractor by Document Sciences through no fault of Contractor; (b) was rightfully in Contractor's possession free of any obligation of confidence at or subsequent to the time such portion was communicated to Contractor by Document Sciences; or (c) was developed by Contractor independently of and without reference to any information communicated to Contractor by Document Sciences. A disclosure of Confidential Information by Contractor, either (a) in response to a valid order by a court or other government body, (b) otherwise required by law, or (c) necessary to establish the rights of either party under this Agreement, shall not be considered to be breach of this Agreement or a waiver of confidentiality for other purposes; provided, however, that the Contractor shall provide prompt prior written notice thereof to Document Sciences to enable Document Sciences to seek a protective order to otherwise prevent such disclosure.

                      (d) Ownership and Return of Document Sciences Property. All Confidential Information and any Derivatives thereof is and shall remain the sole and exclusive property of Document Sciences, and no license or other rights to the Confidential Information or Derivatives is granted or implied hereby, except as expressly set forth in this Agreement or the Development Agreement. Contractor hereby does and will assign to Document Sciences all rights, title and interest Contractor may have or acquire in the Confidential Information and any Derivatives thereof. At Document Sciences' request and no later than five
(5) business days after such request, Contractor shall promptly destroy or deliver to the Document Sciences, at the Document Sciences' option, (i) all Confidential Information and other materials furnished to Contractor by Document Sciences, (ii) all tangible media of expression in Contractor's possession or control to the extent that such tangible media incorporate any of the Confidential Information, and (iii) written certification of Contractor's compliance with such obligations under this sentence.

        2. Survival. The rights and obligations contained within this Proprietary Information and Inventions Agreement will survive any termination of Contractor's services for Document Sciences.

        3. Successors and Assigns. Contractor may not subcontract or otherwise delegate Contractor's obligations under this Agreement without Document Sciences' prior written consent and any purported delegation in violation of this Paragraph shall be null and void. Subject to the foregoing, this Agreement will be for the benefit of Document Sciences' successors and assigns, and will be binding on Contractor's assignees.

        4. Notice. Any notice given under this Agreement shall be delivered personally or be written or telephonic. Written notice shall be sent via next-day delivery or facsimile and by registered or certified mail, postage prepaid, return receipt requested. Any telephonic notice must be followed within three (3) days by written notice. All notices shall be effective when first received at the following address except that any notice of change of address will be deemed effective only upon receipt by the party to whom it is directed. If notice is to be given to


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

Document Sciences, it shall be sent to the address set forth in the Development Agreement. If notice is given to Contractor, it shall be sent to the address specified at the end of this Agreement.

        5. Governing Law; Venue; Attorney Fees. In the event of a dispute arising under this Agreement, this Agreement shall be construed, interpreted, applied, and the rights of the parties hereunder shall be determined, in accordance with the laws of the State of California without regard to conflicts of laws rules and excluding the Convention on Contracts for the International Sale of Goods, and the dispute shall be subject to the jurisdiction of the federal and state courts of the State of California as set forth herein. The parties expressly and irrevocably consent to the exclusive personal jurisdiction and venue of the federal courts sitting within the County of San Diego, California, unless no federal subject matter jurisdiction exists, in which case the parties consent to the exclusive jurisdiction and venue in the Superior Court of San Diego County, California. The parties expressly waive all defenses of lack of personal jurisdiction and forum nonconveniens with respect to the federal and state courts sitting within the County of San Diego, California. The parties also expressly consent to (i) service of process being effected upon them by registered mail sent to the addresses set forth in this Agreement and
(ii) any final judgment rendered against a party in any action or proceeding being conclusive as to the subject of such final judgment and enforceable in other jurisdictions in any manner provided by law. The prevailing party in any such action, at law or equity, shall be entitled to reimbursement of its reasonable attorneys' fees, expenses and costs incurred to pursue or defend such action from the non-prevailing party.

        6. Severability. In the event any one or more of the provisions of this Agreement are unenforceable, the remainder of this Agreement will be unimpaired. Any unenforceable provision will be replaced by a mutually acceptable provision that comes closest to the intention of the parties at the time the original provision was agreed upon.

        7. Remedies. The parties' rights and remedies under this Agreement are cumulative. Contractor acknowledges that in connection with the provision of services to Document Sciences Contractor will obtain and create valuable trade secrets and proprietary information of Document Sciences, that any actual or threatened breach of Paragraph 1 ("Intellectual Property Rights") will constitute immediate, irreparable harm to Document Sciences for which monetary damages will be an inadequate remedy and that injunctive relief might be an appropriate remedy for such breach and that Document Sciences will not be required to post a bond with respect to such injunctive relief.

        8. Waiver; Amendment; Modification. No term or provision hereof will be considered waived by Document Sciences, and no breach excused by Document Sciences, unless such waiver or consent is in writing signed by Document Sciences. The waiver by Document Sciences o, or consent by Document Sciences to, a breach of any provision of this Agreement by Contractor, shall not operate or be construed as a waiver of, consent to, or excuse of any other or subsequent breach by Contractor. This Agreement may be amended or modified only by mutual written agreement of authorized representatives of the parties in writing.


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

        9. Entire Agreement. This Agreement constitutes the entire agreement between the parties relating to this subject matter and superseded all prior or contemporaneous oral or written agreements concerning such subject matter.


DOCUMENT SCIENCES CORPORATION           CONTRACTOR:


By:_______________________________      By: ___________________________________
   John L. McGannon                     Print Name:____________________________
   Chief Executive Officer


                                        Address:_______________________________

                                        _______________________________________

                                        _______________________________________



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

                                    EXHIBIT C

                             NO CONFLICT OF SERVICES


Deliverables and Services:

        Document automation software applications that:

            - produce a personalized object (document, web page, email, etc.) by combining data with objects and business rules,

            - deliver personalized objects produced through a batch or interactive process,

            - transform personalized content into an output page definition such as Postscript, PDF, AFP, HTML or XML, or

            -  include a composition capability.




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